Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal Year 2026 Third Quarter Financial Results

•
Q3 Remaining Performance Obligations $553 billion, up 325% year-over-year in USD
•
Q3 GAAP Earnings per Share up 24% to $1.27, Non-GAAP Earnings per Share up 21% to $1.79
•
Q3 Total Revenue $17.2 billion, up 22% in USD and up 18% in constant currency
•
Q3 Cloud Revenue (IaaS plus SaaS) $8.9 billion, up 44% in USD and up 41% in constant currency
•
Q3 Cloud Infrastructure Revenue (IaaS) $4.9 billion, up 84% in USD and up 81% in constant currency
•
Q3 Oracle Cloud Database (IaaS) Revenue up 35%, Multicloud Database Revenue up 531% in USD
•
Q3 Cloud Application (SaaS) Revenue $4.0 billion, up 13% in USD and up 11% in constant currency
•
Q3 Fusion Cloud ERP (SaaS) Revenue $1.1 billion, up 17% in USD and up 14% in constant currency
•
Q3 NetSuite Cloud ERP (SaaS) Revenue $1.1 billion, up 14% in USD and up 11% in constant currency

AUSTIN, Texas, March 10, 2026 -- Oracle Corporation (NYSE: ORCL) today announced that Q3 fiscal 2026 was an exceptional quarter with financial results that exceeded expectations. This Q3 was the first quarter in over 15 years where organic total revenue and non-GAAP earnings per share both grew at 20% or more in USD. Cloud revenue was at the high end of our guidance, total revenue was at the high end of constant currency guidance and above USD guidance, and non-GAAP earnings per share were above our guidance in both USD and constant currency.

Financial Results for Q3 FY26

Total quarterly revenues were up 22% in USD, and up 18% in constant currency to $17.2 billion. Cloud revenues were up 44% in USD, and up 41% in constant currency to $8.9 billion. Software revenues were up 3% in USD, and down 1% in constant currency to $6.1 billion.

Q3 GAAP operating income was $5.5 billion. Non-GAAP operating income was $7.4 billion, up 19% year-over-year in USD and up 14% in constant currency. GAAP net income was $3.7 billion. Non-GAAP net income was $5.2 billion, up 23% in USD and up 18% in constant currency. Q3 GAAP earnings per share was $1.27, up 24% in USD and up 16% in constant currency. Non-GAAP earnings per share was $1.79, up 21% in USD and up 16% in constant currency.

Short-term deferred revenues were $9.9 billion. Over the last twelve months, operating cash flow was $23.5 billion, up 13% in USD.

Remaining Performance Obligations

Remaining Performance Obligations, or RPO, ended the quarter at $553 billion, up 325% from last year and up $29 billion from last quarter. Most of the increase in RPO in Q3 related to large scale AI contracts where Oracle does not expect to have to raise any incremental funds to support these contracts as most of the equipment needed is either funded upfront via customer prepayments so Oracle can purchase the GPUs, or the customer buys the GPUs and supplies them to Oracle.

Capital Funding

In February, we announced our intent to raise up to $50 billion dollars in debt and equity financing, along with the statement that we do not expect to issue any additional bonds beyond this amount in calendar year 2026. Within days of the announcement, Oracle raised $30 billion through a combination of investment grade bonds and mandatory convertible preferred stock, with a record order book that was substantially oversubscribed. We have not yet initiated the at-the-market equity portion of the financing program.

AI Market and Technology Evolution

The demand for cloud computing for AI training and inferencing continues to grow faster than supply. Furthermore, some of the largest consumers of AI Cloud capacity have recently strengthened their financial positions quite substantially. These market dynamics enable Oracle to comfortably meet and likely exceed our revenue growth rate forecast for FY27 and beyond.

AI models for generating computer code have become so efficient that we have been restructuring our product development teams into smaller, more agile and productive groups. This new AI Code Generation technology is enabling us to build more software in less time with fewer people. Oracle is now building more SaaS applications for more industries at a lower cost. AI code generation is making our SaaS application suites more competitive and more profitable.

Guidance for Q4 FY26

The company is providing the following forward-looking guidance for Q4 2026:

•
Total revenues are expected to grow from 18% to 20% in constant currency and are expected to grow from 19% to 21% in USD.
•
Total Cloud revenue is expected to grow between 44% to 48% in constant currency and is expected to grow from 46% to 50% in USD.
•
Non-GAAP earnings per share is expected to grow between 15% to 17% and be between $1.92 and $1.96 in constant currency and grow between 15% to 17% and be between $1.96 and $2.00 in USD.

Guidance for Fiscal Years 2026 and 2027

For fiscal year 2026, we expect revenue of $67 billion and capital expenditures of $50 billion. This is unchanged from our most recent previous guidance.

For fiscal year 2027, we are raising total revenue guidance to $90 billion.

Common Stock Quarterly Dividend

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on April 9, 2026, with a payment date of April 24, 2026.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including our expectations that we will not need to raise capital to support our new large-scale AI contracts signed in Q3, our intention not to issue additional bonds in calendar year 2026, growing demand for cloud computing increasing our revenue growth, expected future total revenues, expected future total Cloud revenue, expected future non-GAAP earnings per share, and expected future capital expenditures are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components such as graphic processing units; our ability to anticipate, plan for, secure and manage datacenter capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; business volatility and risks associated with government contracting; economic, political and market conditions, including tariffs and trade wars; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of March 10, 2026. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended February 28,				% Increase	% Increase (Decrease)
	2026	% of Revenues	2025	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$8,914	52%	$6,210	44%	44%	41%
Software	6,119	36%	5,926	42%	3%	(1%)
Hardware	714	4%	703	5%	2%	(2%)
Services	1,443	8%	1,291	9%	12%	8%
Total revenues	17,190	100%	14,130	100%	22%	18%
OPERATING EXPENSES
Cloud and software	4,776	28%	2,882	20%	66%	63%
Hardware	183	1%	197	1%	(7%)	(11%)
Services	1,133	7%	1,116	8%	2%	(2%)
Sales and marketing	2,052	12%	2,119	15%	(3%)	(6%)
Research and development	2,607	15%	2,429	17%	7%	7%
General and administrative	389	2%	390	3%	0%	(2%)
Amortization of intangible assets	413	2%	548	4%	(25%)	(25%)
Acquisition related and other	20	0%	28	0%	(28%)	(27%)
Restructuring	153	1%	63	1%	142%	126%
Total operating expenses	11,726	68%	9,772	69%	20%	18%
OPERATING INCOME	5,464	32%	4,358	31%	25%	19%
Interest expense	(1,180)	(7%)	(892)	(6%)	32%	32%
Non-operating income (expenses), net	132	1%	(18)	0%	*	*
INCOME BEFORE INCOME TAXES	4,416	26%	3,448	25%	28%	20%
Provision for income taxes	695	4%	512	4%	36%	27%
NET INCOME	$3,721	22%	$2,936	21%	27%	18%
Preferred stock dividends	22		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,699		$2,936
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$1.29		$1.05
Diluted	$1.27		$1.02
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,874		2,799
Diluted	2,912		2,874

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2026 compared with the corresponding prior year period increased our total revenues by 4 percentage points, total operating expenses by 2 percentage points and operating income by 6 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2026 GAAP	Adj.	2026 Non-GAAP	2025 GAAP	Adj.	2025 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$17,190	$—	$17,190	$14,130	$—	$14,130	22%	22%	18%	18%
TOTAL OPERATING EXPENSES	$11,726	$(1,914)	$9,812	$9,772	$(1,837)	$7,935	20%	24%	18%	21%
Stock-based compensation (3)	1,328	(1,328)	—	1,198	(1,198)	—	11%	*	11%	*
Amortization of intangible assets (4)	413	(413)	—	548	(548)	—	(25%)	*	(25%)	*
Acquisition related and other	20	(20)	—	28	(28)	—	(28%)	*	(27%)	*
Restructuring	153	(153)	—	63	(63)	—	142%	*	126%	*
OPERATING INCOME	$5,464	$1,914	$7,378	$4,358	$1,837	$6,195	25%	19%	19%	14%
OPERATING MARGIN %	32%		43%	31%		44%	94 bp.	(92) bp.	16 bp.	(135) bp.
INCOME TAX EFFECTS (5)	$695	$412	$1,107	$512	$542	$1,054	36%	5%	27%	0%
NET INCOME	$3,721	$1,502	$5,223	$2,936	$1,295	$4,231	27%	23%	18%	18%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,699	$1,502	$5,201	$2,936	$1,295	$4,231	26%	23%	18%	17%
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1.27		$1.79	$1.02		$1.47	24%	21%	16%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,912	—	2,912	2,874	—	2,874	1%	1%	1%	1%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2026			Three Months Ended February 28, 2025
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$171	$(171)	$—	$160	$(160)	$—
Hardware	8	(8)	—	8	(8)	—
Services	58	(58)	—	54	(54)	—
Sales and marketing	212	(212)	—	200	(200)	—
Research and development	785	(785)	—	675	(675)	—
General and administrative	94	(94)	—	101	(101)	—
Total stock-based compensation	$1,328	$(1,328)	$—	$1,198	$(1,198)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of February 28, 2026 was as follows:

Remainder of fiscal 2026	$421
Fiscal 2027	729
Fiscal 2028	692
Fiscal 2029	618
Fiscal 2030	580
Fiscal 2031	375
Thereafter	226
Total intangible assets, net	$3,641

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 15.7% and 14.9% in the third quarter of fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 17.5% and 19.9% in the third quarter of fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in each of the third quarters of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended February 28,				% Increase	% Increase (Decrease)
	2026	% of Revenues	2025	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$24,076	50%	$17,769	43%	35%	34%
Software	17,717	37%	17,756	43%	0%	(3%)
Hardware	2,160	4%	2,086	5%	4%	1%
Services	4,220	9%	3,885	9%	9%	7%
Total revenues	48,173	100%	41,496	100%	16%	14%
OPERATING EXPENSES
Cloud and software	12,373	26%	8,226	20%	50%	49%
Hardware	576	1%	530	1%	9%	6%
Services	3,401	7%	3,430	8%	(1%)	(3%)
Sales and marketing	6,263	13%	6,345	15%	(1%)	(3%)
Research and development	7,658	16%	7,206	18%	6%	6%
General and administrative	1,174	2%	1,135	3%	3%	2%
Amortization of intangible assets	1,239	3%	1,763	4%	(30%)	(30%)
Acquisition related and other	55	0%	72	0%	(24%)	(25%)
Restructuring	961	2%	220	1%	337%	325%
Total operating expenses	33,700	70%	28,927	70%	17%	15%
OPERATING INCOME	14,473	30%	12,569	30%	15%	11%
Interest expense	(3,160)	(6%)	(2,600)	(6%)	22%	22%
Non-operating income, net	2,872	6%	39	0%	*	*
INCOME BEFORE INCOME TAXES	14,185	30%	10,008	24%	42%	36%
Provision for income taxes (2)	1,402	3%	992	2%	41%	35%
NET INCOME	$12,783	27%	$9,016	22%	42%	36%
Preferred stock dividends	22		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,761		$9,016
EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$4.47		$3.24
Diluted	$4.38		$3.15
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,855		2,783
Diluted	2,914		2,865

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2026 compared with the corresponding prior year period increased our total revenues by 2 percentage points, total operating expenses by 2 percentage points and operating income by 4 percentage points.
(2)
Provision for income taxes for the nine months ended February 28, 2026 includes the impact of the U.S. One, Big, Beautiful Bill Act, which was signed into law on July 4, 2025.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2026 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2026 GAAP	Adj.	2026 Non-GAAP	2025 GAAP	Adj.	2025 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$48,173	$—	$48,173	$41,496	$—	$41,496	16%	16%	14%	14%
TOTAL OPERATING EXPENSES	$33,700	$(5,863)	$27,837	$28,927	$(5,429)	$23,498	17%	18%	15%	17%
Stock-based compensation (3)	3,608	(3,608)	—	3,374	(3,374)	—	7%	*	7%	*
Amortization of intangible assets (4)	1,239	(1,239)	—	1,763	(1,763)	—	(30%)	*	(30%)	*
Acquisition related and other	55	(55)	—	72	(72)	—	(24%)	*	(25%)	*
Restructuring	961	(961)	—	220	(220)	—	337%	*	325%	*
OPERATING INCOME	$14,473	$5,863	$20,336	$12,569	$5,429	$17,998	15%	13%	11%	10%
OPERATING MARGIN %	30%		42%	30%		43%	(25) bp.	(116) bp.	(81) bp.	(149) bp.
INCOME TAX EFFECTS (5)	$1,402	$2,543	$3,945	$992	$2,042	$3,034	41%	30%	35%	26%
NET INCOME	$12,783	$3,320	$16,103	$9,016	$3,387	$12,403	42%	30%	36%	26%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,761	$3,320	$16,081	$9,016	$3,387	$12,403	42%	30%	36%	26%
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4.38		$5.52	$3.15		$4.33	39%	27%	33%	24%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,914	—	2,914	2,865	—	2,865	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2026			Nine Months Ended February 28, 2025
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$478	$(478)	$—	$459	$(459)	$—
Hardware	21	(21)	—	21	(21)	—
Services	158	(158)	—	150	(150)	—
Sales and marketing	574	(574)	—	556	(556)	—
Research and development	2,100	(2,100)	—	1,902	(1,902)	—
General and administrative	277	(277)	—	286	(286)	—
Total stock-based compensation	$3,608	$(3,608)	$—	$3,374	$(3,374)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of February 28, 2026 was as follows:

Remainder of fiscal 2026	$421
Fiscal 2027	729
Fiscal 2028	692
Fiscal 2029	618
Fiscal 2030	580
Fiscal 2031	375
Thereafter	226
Total intangible assets, net	$3,641

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate and non-GAAP tax rate of 9.9% and 19.7%, respectively, in each of the first nine months of fiscal 2026 and 2025. The difference in our GAAP and non-GAAP tax rates in each of the first nine months of fiscal 2026 and 2025 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure; and, for the first nine months of fiscal 2026, the impact of the U.S. One, Big, Beautiful Bill Act (refer to Appendix A for additional information).

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2026	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$38,455	$10,786
Marketable securities	677	417
Trade receivables, net	10,719	8,558
Prepaid expenses and other current assets	5,023	4,818
Total Current Assets	54,874	24,579
Non-Current Assets:
Property, plant and equipment, net	83,617	43,522
Intangible assets, net	3,641	4,587
Goodwill	62,274	62,207
Deferred tax assets	11,360	11,877
Other non-current assets	29,474	21,589
Total Non-Current Assets	190,366	143,782
TOTAL ASSETS	$245,240	$168,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$9,887	$7,271
Accounts payable	9,474	5,113
Accrued compensation and related benefits	1,940	2,243
Deferred revenues	9,881	9,387
Other current liabilities	9,555	8,629
Total Current Liabilities	40,737	32,643
Non-Current Liabilities:
Notes payable and other borrowings, non-current	124,718	85,297
Income taxes payable	11,402	10,269
Operating lease liabilities	18,512	11,536
Other non-current liabilities	10,820	7,647
Total Non-Current Liabilities	165,452	114,749
Stockholders’ Equity	39,051	20,969
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$245,240	$168,361

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended February 28,
	2026	2025
Cash Flows From Operating Activities:
Net income	$12,783	$9,016
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,208	2,715
Amortization of intangible assets	1,239	1,763
Deferred income taxes	(295)	(1,097)
Stock-based compensation	3,608	3,374
Gains from investments and other, net	(2,149)	422
Changes in operating assets and liabilities:
Increase in trade receivables, net	(2,201)	(312)
Decrease in prepaid expenses and other assets	1,386	603
Decrease in accounts payable and other liabilities	(821)	(633)
Decrease in income taxes payable	(1,651)	(1,222)
Increase in deferred revenues	250	35
Net cash provided by operating activities	17,357	14,664
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(1,663)	(838)
Proceeds from sales and maturities of marketable securities and other investments	4,857	444
Capital expenditures	(39,170)	(12,135)
Net cash used for investing activities	(35,976)	(12,529)
Cash Flows From Financing Activities:
Proceeds from issuances of common stock	1,317	520
Payments for repurchases of common stock	(95)	(450)
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(111)	(900)
Proceeds from issuances of mandatory convertible preferred stock, net of issuance costs	4,954	—
Payments of dividends to stockholders	(4,285)	(3,340)
Proceeds from (repayments of) commercial paper and other short-term financing, net	2,279	(396)
Proceeds from issuances of senior notes, term loan credit agreements and other borrowings, net of issuance costs	44,544	19,548
Repayments of senior notes, term loan credit agreements and other borrowings	(2,193)	(9,771)
Other financing activities, net	(215)	(299)
Net cash provided by financing activities	46,195	4,912
Effect of exchange rate changes on cash and cash equivalents	93	(95)
Net increase in cash and cash equivalents	27,669	6,952
Cash and cash equivalents at beginning of period	10,786	10,454
Cash and cash equivalents at end of period	$38,455	$17,406

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING FOUR-QUARTERS (1)

($ in millions)

	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$19,126	$20,287	$20,745	$20,821	$21,534	$22,296	$23,514

Capital Expenditures	(7,855)	(10,745)	(14,933)	(21,215)	(27,414)	(35,477)	(48,250)

Free Cash Flow	$11,271	$9,542	$5,812	$(394)	$(5,880)	$(13,181)	$(24,736)

Operating Cash Flow % Growth over prior year	8%	19%	14%	12%	13%	10%	13%

Free Cash Flow % Growth over prior year	19%	(6%)	(53%)	(103%)	(152%)	(238%)	(526%)

GAAP Net Income	$10,976	$11,624	$12,160	$12,443	$12,441	$15,425	$16,210

Operating Cash Flow as a % of Net Income	174%	175%	171%	167%	173%	145%	145%

Free Cash Flow as a % of Net Income	103%	82%	48%	(3%)	(47%)	(85%)	(153%)

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing four-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977	$8,914		$24,076
Software license	870	1,195	1,129	2,007	5,201	766	939	1,150		2,856
Software support	4,896	4,869	4,797	4,961	19,523	4,955	4,938	4,969		14,861
Software	5,766	6,064	5,926	6,968	24,724	5,721	5,877	6,119		17,717
Hardware	655	728	703	850	2,936	670	776	714		2,160
Services	1,263	1,330	1,291	1,348	5,233	1,349	1,428	1,443		4,220
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058	$17,190		$48,173
AS REPORTED REVENUE GROWTH RATES
Cloud	21%	24%	23%	27%	24%	28%	34%	44%		35%
Software license	7%	1%	(10%)	9%	2%	(12%)	(21%)	2%		(11%)
Software support	0%	0%	(2%)	1%	0%	1%	1%	4%		2%
Software	1%	0%	(4%)	3%	0%	(1%)	(3%)	3%		0%
Hardware	(8%)	(4%)	(7%)	1%	(4%)	2%	7%	2%		4%
Services	(9%)	(3%)	(1%)	(2%)	(4%)	7%	7%	12%		9%
Total revenues	7%	9%	6%	11%	8%	12%	14%	22%		16%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud	22%	24%	25%	27%	24%	27%	33%	41%		34%
Software license	8%	3%	(8%)	8%	3%	(13%)	(23%)	(2%)		(13%)
Software support	0%	0%	0%	0%	0%	(1%)	0%	0%		0%
Software	1%	0%	(2%)	2%	1%	(2%)	(5%)	(1%)		(3%)
Hardware	(8%)	(3%)	(5%)	0%	(4%)	1%	5%	(2%)		1%
Services	(8%)	(3%)	1%	(2%)	(3%)	5%	6%	8%		7%
Total revenues	8%	9%	8%	11%	9%	11%	13%	18%		14%
CLOUD REVENUES BY OFFERINGS
Cloud applications	$3,469	$3,503	$3,558	$3,742	$14,272	$3,839	$3,898	$4,026		$11,762
Cloud infrastructure	2,154	2,434	2,652	2,995	10,234	3,347	4,079	4,888		12,314
Total cloud revenues	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186	$7,977	$8,914		$24,076
AS REPORTED REVENUE GROWTH RATES
Cloud applications	10%	10%	9%	12%	10%	11%	11%	13%		12%
Cloud infrastructure	45%	52%	49%	52%	50%	55%	68%	84%		70%
Total cloud revenues	21%	24%	23%	27%	24%	28%	34%	44%		35%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud applications	10%	10%	10%	11%	10%	10%	11%	11%		10%
Cloud infrastructure	46%	52%	51%	52%	51%	54%	66%	81%		68%
Total cloud revenues	22%	24%	25%	27%	24%	27%	33%	41%		34%
GEOGRAPHIC REVENUES
Americas	$8,372	$8,933	$9,000	$10,034	$36,339	$9,662	$10,467	$11,361		$31,490
Europe/Middle East/Africa	3,228	3,381	3,421	3,996	14,025	3,481	3,760	3,964		11,204
Asia Pacific	1,707	1,745	1,709	1,873	7,035	1,783	1,831	1,865		5,479
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926	$16,058	$17,190		$48,173

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025 and 2024 for the fiscal 2026 and fiscal 2025 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. One, Big, Beautiful Bill Act:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel-related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. One, Big, Beautiful Bill Act (OBBBA): OBBBA was signed into law on July 4, 2025. We recorded a net tax expense of $958 million during the first quarter of fiscal 2026, primarily related to the remeasurement of a deferred tax liability previously recorded during fiscal 2021, as part of the partial realignment of our legal entity structure. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures in the first nine months of fiscal 2026. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.